United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required In Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Lakeland Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Lakeland Industries, Inc.

May 8, 2014

Dear Stockholder,

I am pleased to extend to you my personal invitation to attend the 2014 Annual Meeting of Stockholders of Lakeland Industries, Inc. (the “Company”) on Wednesday, June 18, 2014 at 10:00 a.m. at the Hilton Garden Inn, 3485 Veterans Memorial Highway, Ronkonkoma, NY 11779.

The accompanying Notice of Annual Meeting and Proxy Statement contain a description of the formal business to be acted upon by the stockholders. At the meeting, we intend to discuss our performance for the fiscal year ended January 31, 2014 and our plans for the current fiscal year. Certain officers of the Company will be available to answer any questions you may have.

While I am looking forward to seeing you at the meeting, it is very important that those of you who cannot personally attend assure your shares are represented. I urge you therefore to sign and date the enclosed form of proxy and return it promptly in the accompanying envelope. If you attend the meeting, you may, if you wish, withdraw any proxy previously given and vote your shares in person.

Sincerely,

Christopher J. Ryan
Chief Executive Officer and Secretary

Lakeland Industries, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Wednesday, June 18, 2014

To Our Stockholders:

WHAT:	Our 2014 Annual Meeting of Stockholders

WHEN:	Wednesday, June 18, 2014, at 10:00 a.m., local time

WHERE:	Hilton Garden Inn 3485 Veterans Memorial Highway Ronkonkoma, NY 11779

PURPOSE:	At this meeting, you will be asked to:
1.	Elect two directors to serve for a term of three years and until their respective successors have been duly elected and qualified;
2.	Ratify the selection of Warren Averett, LLC (“Warren Averett”) as our independent registered public accounting firm for the fiscal year ending January 31, 2015; and
3.	Transact any other business as may properly come before the Annual Meeting of Stockholders or any adjournments, postponements or rescheduling of the Annual Meeting of Stockholders

Only stockholders of record at the close of business on April 21, 2014 and owners of restricted stock granted pursuant to our stock plans will receive notice of, and be eligible to vote at, the Annual Meeting of Stockholders or any adjournment thereof. The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

 Your vote is important. Please read the Proxy Statement and the voting instructions on the enclosed proxy card. Then, whether or not you plan to attend the Annual Meeting of Stockholders in person, and no matter how many shares you own, please sign, date and promptly return the enclosed proxy card in the enclosed envelope, which requires no additional postage if mailed in the United States.

Important Notice Regarding the Availability of Proxy Materials for the 2014 Annual Meeting of Stockholders to be held on June 18, 2014. Pursuant to Securities and Exchange Commission rules we have elected to utilize the “notice and access” option of providing proxy materials to our stockholders whereby we are delivering to all stockholders electronic copies of all of our proxy materials, including a proxy card, as well as providing access to our proxy materials on a publicly assessable website. Lakeland’s Notice of Annual Meeting, Proxy Statement and Annual Report to Stockholders for the fiscal year ended January 31, 2014 are available on the Internet at www.proxyvote.com.

This Notice and Proxy Statement are first being sent or given to stockholders of record on or shortly after May 8, 2014.

Ronkonkoma, New York	By Order of the Board of Directors,
May 8, 2014

Christopher J. Ryan
Secretary

Lakeland Industries, Inc.

701 Koehler Avenue, Suite 7

Ronkonkoma, New York 11779

(631) 981-9700

PROXY

STATEMENT

Annual Meeting of Stockholder to be Held on Wednesday, June 18, 2014

GENERAL INFORMATION

 This proxy statement and accompanying proxy are being furnished in connection with the solicitation by the Board of Directors (“the “Board”) of Lakeland Industries, Inc., a Delaware corporation (referred to as “Lakeland,” the “Company,” “we,” “our,” or “us”), of proxies to be used at the annual meeting of stockholders of Lakeland to be held on Wednesday, June 18, 2014, which we refer to as the Annual Meeting, and at any adjournment or postponement thereof. Lakeland will bear the costs of this solicitation. This proxy statement and accompanying proxy are first being sent or given to our stockholders on or about May 8, 2014.

Who may vote

 Stockholders of Lakeland recorded in our stock register on April 21, 2014 and holders of restricted shares of our common stock may vote at the meeting. As of that date, Lakeland had 5,632,796 shares of common stock outstanding. Each share is entitled to one vote on each matter submitted to the stockholders at the Annual Meeting.

How proxies work

Lakeland’s Board is asking for your proxy. Giving us your proxy means you authorized us to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of our director nominees. You may also vote for or against the other proposals or abstain from voting.

All proxies properly signed will, unless a different choice is indicated, be voted “FOR” the elections of all nominees for director proposed by the Nominating and Corporate Governance Committee, and “FOR” the ratification of Warren Averett as our independent registered public accounting firm for fiscal 2015.

You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. If you hold shares through someone else, such as a stockbroker or bank, you may get material from them asking how you want to vote. Specifically, if your shares are held in the name of your stockbroker or bank and you wish to vote in person at the meeting, you should request your stockbroker or bank to issue you a proxy covering your shares.

If any other matters come before the meeting or any postponement or adjournment, each proxy will be voted in the discretion of the individuals named as proxies on the card.

Revoking a proxy

You may revoke your proxy at any time before the vote is taken by submitted a new proxy with a later date, by voting via the Internet or by telephone at a later time, by voting in person at the meeting or by notifying Lakeland’s Secretary in writing at the address under “Questions” on page 25.

Quorum

In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person.

Attending in Person

Only stockholders, their proxy holders and Lakeland guests, each of which must be properly registered as described in the Notice, may attend the meeting.

1

What vote is required to approve each proposal?

Proposal No. 1, the election of two directors requires a plurality of the votes cast to elect a director. The two nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” will affect the outcome. Abstentions or broker non-votes, as described below, will have no effect on the outcome of the vote on Proposal No. 1.

 Proposal No. 2, the ratification of the appointment of Warren Averett as our independent registered public accounting firm, must receive a “For” vote by the majority of the votes cast by stockholders present in person or represented by proxy and entitled to vote thereon. In determining whether the proposal has received the requisite number of votes, abstentions will be counted as a vote against this proposal.

How votes are counted and how are brokers non-votes treated?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “For” votes, “Against” votes, abstentions, withheld votes and broker non-votes.

A “broker non-vote” is when a broker, bank or other nominee has not received voting instructions from the beneficial owner of shares held in “street name” and the broker, bank or other nominee does not have, or declines to exercise, discretionary authority to vote on a particular matter. Brokers, banks or other nominees only have discretionary authority to vote your uninstructed shares on “routine” matters, but will not be allowed to vote your uninstructed shares with respect to certain “non-routine” matters. Under current Nasdaq Stock Market rules, the ratification of the appointment of independent registered public accountants (Proposal No. 2) is considered routine and your broker, bank or other nominee will be able to vote on that proposal even if it does not receive instructions from you. The election of directors (Proposal No. 1) is a “non-routine” matter. This means that if you hold your shares through a broker, bank or other nominee in “street name” and do not provide voting instructions, the broker, bank or other nominee will not have the discretion to vote your shares on Proposal No. 1.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (“SEC”) within four business days following the conclusion of our Annual Meeting.

Householding of proxy material.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household. If you would like to obtain another copy of the proxy, please contact Secretary, Lakeland Industries, Inc. 701 Koehler Avenue, Suite 7, Ronkonkoma, New York, 11779 by mail. If you want to receive separate copies of our proxy statements and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder.

Has the Lakeland Board made a recommendation regarding the matters to be acted upon at the Annual Meeting?

Lakeland Board recommends that you vote “FOR” the election of its two nominees for director, and “FOR” the ratification of the selection of Warren Averett as our independent registered public accounting firm for the fiscal year ending January 31, 2015.

2

ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

General

Our Bylaw’s provide for a Board of Directors, or the “Board”, consisting of at least five and not more than seven directors. Our Board for this year’s voting purposes consists of seven directors, classified into three classes as nearly equal in number as possible. As indicated below, each nominee will be elected for a three-year term, which will expire at the 2017 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until any such director’s earlier resignation or removal. Our Board’s nominees are Christopher J. Ryan and A. John Kreft. Our Nominating and Governance Committee (excluding members who are nominees) considered the qualifications of each of the Board’s nominees for election prior to the Annual Meeting, and unanimously recommended that each nominee be submitted for election to the Board.

Vote Required

Directors are elected by a plurality of the votes properly cast in person or by proxy. If a quorum is present and voting, the two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxy cards will be voted, if authority to do so is not withheld, for the election of the two nominees named below. Abstentions and broker non-votes will have no effect on the outcome. If any Board nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee determined by our Board. Each person nominated by the Board for election has agreed to serve if elected. We have no reason to believe that any Board nominee will be unable to serve.

NOMINEE DIRECTORS - CLASS I

Terms Expiring in June 2017

Name	Age	Position	Director Since

Christopher J. Ryan	62	Chief Executive Officer, President, Secretary and Director	1986
A. John Kreft	63	Director	2004

The principal occupations and employment of the nominees for director are set forth below:

Christopher J. Ryan has served as Lakeland’s Chief Executive Officer and President since November 2003, Secretary since April 1991, and a director since May 1986. Mr. Ryan was our Executive Vice President - Finance from May 1986 until becoming our President in November 2003. Mr. Ryan also worked as a Corporate Finance Partner at Furman Selz Mager Dietz & Birney, Senior Vice President-Corporate Finance at Laidlaw Adams & Peck, Inc., Managing-Corporate Finance Director of Brean Murray Foster Securities, Inc. and Senior Vice President-Corporate Finance of Rodman & Renshaw, respectively, between 1983-1991. Mr. Ryan has served as a Director of Lessing, Inc., a privately held restaurant chain based in New York, from 1995-2008. Mr. Ryan received his BA from Stanford University, his MBA from Columbia Business School and his J.D. from Vanderbilt Law School. Mr. Ryan’s qualifications to serve on our board include his business and legal education as well as his lengthy experience as a director at our Company and at other companies.

A. John Kreft has been President of Kreft Interests, a Houston based private investment firm, since 2001. Between 1998 and 2001, he was CEO of Baker Kreft Securities, LLC, a NASD broker-dealer. From 1996 to 1998, he was a co-founder and manager of TriCap Partners, a Houston based venture capital firm. From 1994 to 1996 he was employed as a director at Alex Brown and Sons. He also held senior positions at CS First Boston, including employment as a managing director from 1989 to 1994. Mr. Kreft received his MBA from the Wharton School of Business in 1975. Mr. Kreft’s qualifications to serve on our board include his extensive capital markets experience with debt and equity financings and bank facilities. In addition, his familiarity with acquisition due diligence and integration issues assists him in his directorship of Lakeland.

3

YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”

EACH OF THE NOMINEES FOR DIRECTOR

INCUMBENT DIRECTORS - CLASS III

Terms Expiring in June 2016

Name	Age	Position	Director Since

Duane W. Albro	67	Director	2009
Thomas McAteer	61	Director	2011

Duane W. Albro was the CEO of Alteva (NYSE “ALTV”) from May 2007 until March 2013. From 2005 to 2006, he was President and CEO of Refinish LP, a privately held company in the cellular phone refurbishing business. From 2004 to 2005 he was a business consultant with the Gerson Lehrman Group in NY, NY, providing strategic and tactical analysis and advice to investors and businesses. He has extensive experience in the telecommunications and cable TV industry having worked in executive positions at Cablevision, Net 2000 Communications, Bell Atlantic and Nynex between 1966 and 2003. Mr. Albro has also been active in supporting the positive impact of telecommunications used in education, having served on a White House Advisory Council on Technology in Education and provided testimony to Congress on the benefits of technology used in education. Mr. Albro has demonstrated his commitment to workforce issues as the founder, Chairman and President of the Long Island Works Coalition, a non-profit organization dedicated to enhancing the available workforce for technology industries. Mr. Albro holds an MBA from New York Institute of Technology. Mr. Albro has served as our director since April 2009 and as our Chairman since October 2012. Mr. Albro’s qualifications to serve on our Board include his extensive executive business experience.

Thomas J. McAteer currently serves as Executive Vice President of Management Development and Strategic Initiatives of Suffolk Transportation. He served as the Senior Vice President and Regional Market Head for Aetna's Medicaid Division from March 2007 until March 2013. Prior to joining Aetna Medicaid, Mr. McAteer served as the President and CEO of Vytra Health Plans. In a thirteen year career at Vytra, Mr. McAteer played an executive leadership role in growing Vytra from annual revenues of $70 million in 1993 to over $375 million in 2005. In 2001, Mr. McAteer facilitated the sale of Vytra to HIP Health Plans and, thereafter assumed the additional responsibilities of Executive Vice President for Brand Leadership, as well as joining the Executive Committee of the enterprise. Before joining Vytra, Mr. McAteer served as the Chief Deputy County Executive in Suffolk County, New York and prior to that as the Director of Human Resources for the Metropolitan Transportation Authority. Mr. McAteer's qualifications to serve on our Board include his business experience and multiple prior executive positions.

INCUMBENT DIRECTORS - CLASS II

Terms Expiring in June 2015

Name	Age	Position	Director Since

Stephen M. Bachelder	63	COO, Director	2004
Douglas B. Benedict	48	Director	2012
James M. Jenkins	49	Director	2012

Stephen M. Bachelder has served as our Chief Operating Officer since November 2012 and a director since 2004. From February 2011 to November 2012, he served as Chairman of our Board of Directors. From March 2011 until November 2012 he served as our National Sales Manager. Mr. Bachelder was an executive and President of Swiftview, Inc., a Portland, Oregon based software company, from 1999 to 2007. Swiftview, Inc. was sold to a private equity firm in October 2006. From 1991 to 1999 Mr. Bachelder ran a consulting firm advising technology companies in the Pacific Northwest.  Mr. Bachelder was the president and owner of an apparel company, Bachelder Imports, from 1982 to 1991 and worked in executive positions for Giant Foods, Inc. and Pepsico, Inc. between 1976 and 1982.  Mr. Bachelder is a 1976 Graduate of the Harvard Business School. Mr. Bachelder’s qualifications to serve on our Board include his business education and multiple prior executive positions.

4

Douglas B. Benedict is a Managing Director of OEM Capital, an investment banking firm specializing in technology and communications and focusing primarily on small and middle-market public and private companies. Mr. Benedict joined OEM Capital in May 2011. From 2008 to 2011 he was a Managing Director at MTN Capital Partners, a private equity firm focused on small and middle-market opportunities. Prior to that, from 2001 to 2008, Mr. Benedict served as Senior Vice President of Business and Strategic Development for Cendant Corporation and Lockton Companies. Prior to 2001, he spent fifteen years as an investment banker in New York and London, primarily with Citigroup, Bank of America and Legg Mason, specifically focusing on telecommunications, technology and financial institution companies. Mr. Benedict also serves as Managing Principal of Regent Advisors LLC, a private strategic and business consulting firm. Since 2007, Mr. Benedict has served on the Board of Directors of Alteva, Inc. Mr. Benedict holds an undergraduate degree in Economics from Harvard University and an MBA from Amos Tuck School of Business at Dartmouth College. Mr. Benedict’s qualifications to serve on our Board include his business education and investment banking experience.

James M. Jenkins is a partner at Harter Secrest & Emery LLP, a regional law firm located in Western New York. Mr. Jenkins’s practice is in focused the areas of corporate governance and general corporate law matters, including initial and secondary public offerings, private placements, mergers and acquisitions, and securities law compliance. Mr. Jenkins joined the firm in 1989 as an associate and was elected a partner effective January 1, 1997. He has served as the Chair of the firm's Securities Practice Group since 2001 and served as a member of the firm’s Management Committee from January 2007 to January 2013. Mr. Jenkins holds a B.A from Virginia Military Institute and a J.D. from West Virginia University College of Law. Mr. Jenkins’s qualifications to serve on our Board include his corporate governance experience as well his current business-related experience.

5

DIRECTOR COMPENSATION

Members of the Board of Directors are reimbursed for all travel related expenses to and from meetings of the Board and its Committees. Non-employee directors each receive $4,000 quarterly as compensation for serving as a member of the Board and on its committees. In addition, non-employee directors receive an additional $500 for each Board and committee meeting attended. There are no charitable awards or director legacy programs and no deferred compensation programs for our directors. In their deliberations relating to directors’ compensation, the Compensation Committee reviewed a study conducted by the National Association of Corporate Directors and the Center for Board Leadership, entitled “2010-2011 Director Compensation Report”.

The following table sets forth compensation paid by the Company to non-employee directors during fiscal year ended January 31, 2014 (sometimes referred to in this proxy statement as “FY14”). Disclosures relating to the compensation of Christopher J. Ryan and Stephen M. Bachelder can be found in the “Executive Officers – Executive Compensation” section below.

DIRECTOR COMPENSATION - FISCAL 2014

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)		Option Awards (1)(2) ($)	Non- Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)
Duane W. Albro	26,250	—		—	—	—	—	26,250
Douglas B. Benedict	25,250	—		—	—	—	—	25,250
James M. Jenkins	24,250	—		—	—	—	—	24,250
A. John Kreft	25,250	—		—	—	—	—	25,250
Thomas McAteer (3)	—	34,999	(3)	—	—	—	—	34,999

(1)	Represents the dollar amount representing aggregate grant date fair value during fiscal 2014.
(2)	At January 31, 2014 our non-employee directors owned the following unexercised options: Mr. Albro 5,000, Mr. Benedict 5,000, Mr. Jenkins 5,000, Mr. Kreft 2,000 and Mr. McAteer 5,000. Such plan expired on 12/31/2012. These are the remaining options outstanding, which will expire on their terms.
(3)	Mr. McAteer was paid his fees in Restricted Stock totaling $34,999 for the fiscal year 2014, subject to two-year vesting.

Messrs. Albro, Benedict, Jenkins, Kreft, and McAteer each participated in our Non-Employee Directors' Option Plan (the “Directors’ Plan”) and 2012 Stock Incentive Plan (the “2012 Equity Plan”).

Up until December 15, 2012 we granted stock options to our non-employee directors under this now expired Directors’ Plan, which provided for an automatic one-time grant of options to purchase 5,000 shares of common stock to each non-employee director newly elected or appointed to the Board of Directors. Under the Directors’ Plan, 60,000 shares of common stock were authorized for issuance. Options were granted at not less than fair market value, become exercisable commencing six months from the date of grant and expire six years from the date of grant. In addition, all non-employee directors re-elected to the Company’s Board of Directors at any annual meeting of the stockholders were automatically granted additional options to purchase 1,000 shares of common stock on that date which in accordance with our By-Laws is the third Wednesday of June each year, unless a different date is designated by the Board. Grants made pursuant to the Directors’ Plan during fiscal 2013 are as follows: Mr. Jenkins and Mr. Benedict received 5,000 options shares each. This Plan expired in December 2012 and was not renewed.

6

RATIFICATION OF SELECTION OF WARREN AVERETT LLC (Warren Averett)

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Item 2 on the Proxy Card)

 The Audit Committee of our Board has selected Warren Averett as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending January 31, 2015, and has directed that management submit the selection of Warren Averett as our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.

Warren Averett has audited our financial statements since April 28, 2009. A representative of Warren Averett is expected to be present or available by phone at the Annual Meeting and will be available to respond to appropriate questions from our stockholders and will be given an opportunity to make a statement if he or she desires to do so.

The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote will be required to ratify the selection of Warren Averett as our independent registered public accounting firm once a quorum is present. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as a vote against this proposal.

 Stockholder ratification of the selection of Warren Averett as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Audit Committee is submitting the selection of Warren Averett to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee may in its discretion direct the appointment of different independent registered public accountants at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL

7

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee of the Board of Directors of Lakeland Industries, Inc., describing the Audit Committee’s responsibilities and practices, specifically with respect to matters involving Lakeland’s accounting, auditing, financial reporting and internal control functions. Among other things, the Audit Committee reviews and discusses with management and with Lakeland’s independent registered public accounting firm the results of Lakeland’s year-end audit, including the audit report and audited financial statements. The members of the Audit Committee of the Board are presenting this report for the fiscal year ended January 31, 2014.

The Audit Committee acts pursuant to a written charter that was originally adopted by the Board in 2001. The Nominating and Governance Committee and the Board consider membership of the Audit Committee annually. The Audit Committee reviews and assesses the adequacy of its charter annually. The Audit Committee held five meetings during the fiscal year ended January 31, 2014.

All members of the Audit Committee are independent directors, qualified to serve on the Audit Committee pursuant to the applicable Nasdaq Marketplace Rules. In accordance with its charter, the Audit Committee oversees accounting, financial reporting, internal control over financial reporting, financial practices and audit activities of Lakeland and its subsidiaries. The Audit Committee provides advice, counsel, and direction to management and the independent registered public accounting firm, based on the information it receives from them. The Audit Committee relies, without independent verification, on the information provided by Lakeland and on the representations made by management that the financial statements have been prepared with integrity and objectivity, on the representations of management, and the opinion of the independent registered public accounting firm that such financial statements have been prepared in conformity with accounting principles generally accepted in the United States, or GAAP.

In connection with its review of Lakeland’s audited financial statements for the fiscal year ended January 31, 2014, the Audit Committee reviewed and discussed the audited financial statements with management and discussed with Warren Averett, Lakeland’s independent registered public accounting firm, the matters required to be discussed by PCAOB auditing standard 16 and interim auditing standard AU325). The Audit Committee received the written disclosures and the letter from Warren Averett required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Warren Averett its independence from Lakeland. The Audit Committee has also considered whether the provision of certain permitted non-audit services by Warren Averett is compatible with their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in Lakeland’s Annual Report on Form 10-K for its fiscal year ended January 31, 2014 for filing with the SEC.

During fiscal 2014, the Audit Committee met with management and Lakeland’s independent registered public accountants and received the results of the audit examination, evaluations of Lakeland’s internal controls and the overall quality of Lakeland’s financial organization and financial reporting. The Audit Committee also meets at least once each quarter with Lakeland’s independent registered public accountants and management to review Lakeland’s interim financial results before the publication of Lakeland’s quarterly earnings press releases. The Audit Committee believes that a candid, substantive and focused dialogue with the independent registered public accountants is fundamental to the committee’s responsibilities. To support this belief, the Audit Committee meets separately with the independent registered public accountants without the members of management present on at least an annual basis.

The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by Lakeland regarding accounting, internal accounting controls, or auditing matters, including the confidential, anonymous submission by Lakeland employees, received through established procedures, of concerns regarding questionable accounting or auditing matters. We have established a confidential email and hotline for employees to report violations of Lakeland’s Code of Ethics or other company policies and to report any ethical concerns.

The information contained in this report shall not be deemed “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that Lakeland specifically incorporates it by reference into such filing.

The Audit Committee:
A. John Kreft (Chairman), Douglas Benedict and James Jenkins

8

INDEPENDENT AUDITOR FEE INFORMATION

The Audit Committee appointed Warren Averett as the independent registered public accounting firm to audit the fiscal 2014 financial statements.

Fees billed for services in fiscal 2014 and fiscal 2013 are as follows:

	Fiscal 2014	Fiscal 2013
Audit Fees*	$275,812	$175,998
Tax Fees	53,143	55,447
Brazil Arbitration	—	45,906
Total	$328,955	$277,351

*Audit fees from fiscal 2014 include work on valuation allowances, Brazil good will impairment, going concern, financing issues, amended 10-K removing going concern and the sale of plant in China.

Audit Fees

Professional services rendered for audit of our annual financial statements in compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and review of our financial statements included in our Forms 10-Q and other filings with the SEC.

Tax Fees

Tax preparation including audits, quarterly estimates and resolutions of various notices from taxing authorities.

Brazil Arbitration

Services related to the Brazil arbitration settlement.

Our Audit Committee has determined that the rendering of services by Warren Averett are compatible with maintaining their independence as our independent registered public accounting firm.

Financial Information Systems Design and Implementation Fees

During the year ended January 31, 2014, Warren Averett rendered no professional services to us in connection with the design and implementation of financial information systems.

Audit Committee Pre-Approval Policy

In accordance with applicable laws and regulations, the Audit Committee reviews and pre-approves any non-audit services to be performed by our independent registered public accounting firm to ensure that the work does not compromise their independence in performing their audit services. The Audit Committee generally also reviews and pre-approves all audits, audit related, tax and all other fees, as applicable. In some cases, pre-approval is provided by the full committee for up to a year, and relates to a particular category or group of services and is subject to a specific budget and SEC rules. In other cases, the chairman of the Audit Committee has the delegated authority from the committee to pre-approve additional services, and such pre-approvals are then communicated to the full Audit Committee at its next meeting.

9

CORPORATE GOVERNANCE

Director Independence

Our Board is currently composed of seven directors. As required under the Marketplace Rules of the Nasdaq Stock Market LLC (“Nasdaq”), a majority of the members of a Nasdaq listed company’s board of directors must qualify as “independent,” as affirmatively determined by our Board. Our Board consults with our counsel, as necessary, to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq Marketplace Rules, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships with each director, or any of his or her family members, our executive management has affirmatively determined that, other than Christopher J. Ryan, our Chief Executive Officer, President and Secretary, and Stephen M. Bachelder, our Chief Operating Officer, each member of our Board is an independent director for purposes of the Nasdaq Marketplace Rules. In making this determination, the Board found that none of these directors or nominees for director has a direct or indirect material or other disqualifying relationship with us, which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Board holds executive sessions of its independent directors when it deems necessary but at least once per year.

Board and Committee Meetings and Attendance

The Board has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. Each of these committees operates under a written charter adopted by the Board. Copies of these charters are available on our website at www.lakeland.com under the headings Financial Information–Corporate Governance and Board Matters. Board committee charters are also available in print to stockholders upon request, addressed to the Corporate Secretary, at 701 Koehler Avenue, Suite 7, Ronkonkoma, New York 11779.

During the fiscal year ended January 31, 2014, there were:

•	eleven (11) meetings of the Board of Directors;
•	five (5) meetings of the Audit Committee;
•	one (1) meeting of the Compensation Committee; and
•	one (1) meeting of the Nominating and Governance Committee.

Each director attended at least 75% of the aggregate of the meetings of the Board and of the respective committees on which he served held during the period for which he was a director or committee member, respectively, during fiscal year ended January 31, 2014.

Audit Committee

During fiscal 2014, our Audit Committee consisted of A. John Kreft (Chairman), Douglas Benedict and James Jenkins. The Board annually reviews the definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined under applicable Nasdaq Marketplace Rules). Our Board has determined that Mr. Kreft is an “audit committee financial expert,” as such term is defined in applicable rules and regulations based on, among other things, his MBA in finance from the Wharton School of Business, four and a half years’ experience with two “Big 4” accounting firms, eighteen years of investment banking, underwriting and advisory services experience with several brokerage firms such as Credit Suisse and Alex Brown and three years as Chief Executive Officer of a NASD broker dealer. Mr. Kreft has held five levels of security licenses at various times including General Securities Principal.

The formal report of our Audit Committee is included in this proxy statement. The Audit Committee’s responsibilities include, among other things:

•	the oversight of the quality of our consolidated financial statements and our compliance with legal and regulatory requirements;
•	the selection, evaluation and oversight of our independent registered public accountants, including conducting a review of their independence, determining their fees, overseeing their audit work, and reviewing and pre-approving any non-audit services that may be performed by them;
•	the oversight of annual audit and quarterly reviews, including review of our consolidated financial statements, our critical accounting policies and any material related-party transactions and the application of accounting principles; and

10

•	the oversight of financial reporting process and internal controls, including a review of the adequacy of our accounting and internal controls and procedures.

Compensation Committee

During fiscal 2014, our Compensation Committee consisted of Thomas McAteer (Chairman), Duane Albro and A. John Kreft, each of whom is an independent director (as independence is currently defined under applicable Nasdaq Marketplace Rules). Our Compensation Committee’s role includes setting and administering the policies governing the compensation of executive officers, including cash compensation and equity incentive programs, and reviewing and establishing the compensation of the Chief Executive Officer and other executive officers. Our Compensation Committee’s principal responsibilities, which have been authorized by the Board, are:

•	approving the compensation for the Chief Executive Officer and other executive officers (after considering the recommendation of our Chief Executive Officer with respect to the form and amount of compensation for executive officers other than the Chief Executive Officer);
•	approving the amount of and vesting of equity awards; and
•	advising the Board on our compensation and benefits matters, including making recommendations and decisions where authority has been granted regarding our equity incentive plan, bonuses and incentive compensation plans.

Our Compensation Committee does not delegate any of its responsibilities to other committees or persons. Participation by executive officers in the recommendation or determination of compensation for executive officers or directors is limited to (i) recommendations by our Chief Executive Officer to our Compensation Committee regarding the compensation of executive officers other than with respect to himself and (ii) our Chief Executive Officer’s participation in Board determinations of compensation for the non-employee directors.

Nominating and Governance Committee

During fiscal 2014, our Nominating and Governance Committee consisted of Duane Albro (Chairman), Douglas Benedict and James Jenkins, each of whom is an independent director (as independence is currently defined in the applicable Nasdaq Marketplace Rules). The purpose of the Nominating and Governance Committee is to identify, screen and recommend to the Board qualified candidates to serve as directors, to develop and recommend to the Board a set of corporate governance principles applicable to Lakeland, and to oversee corporate governance and other organizational matters. The Nominating and Governance Committee’s responsibilities include, among other things:

•	reviewing qualified candidates to serve as directors;
•	aiding in attracting qualified candidates to serve on the Board;
•	considering, reviewing and investigating (including with respect to potential conflicts of interest of prospective candidates) and either accepting or rejecting candidates suggested by our stockholders, directors, officers, employees and others;
•	recommending to the full Board nominees for new or vacant positions on the Board and providing profiles of the qualifications of the candidates;
•	monitoring our overall corporate governance and corporate compliance program;
•	reviewing and adopting policies governing the qualification and composition of the Board;
•	recommending remuneration for non-employee Board members;
•	reviewing and making recommendations to the Board regarding Board structure, including establishing criteria for committee membership, recommending processes for new Board member orientation, and reviewing and monitoring the performance of incumbent directors;
•	recommending to the Board action with respect to implementing resignation, retention and retirement policies of the Board;
•	reviewing the role and effectiveness of the Board, the respective Board committees and the directors in our corporate governance process; and
•	reviewing and making recommendations to the Board regarding the nature and duties of Board committees, including evaluating the committee charters, recommending appointments to committees, and recommending the appropriate chairperson for the Board.

11

Director Nomination Procedures

The Nominating and Governance Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating and Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Nominating and Governance Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the Nominating and Governance Committee, a stockholder must submit the recommendation in writing and must include the following information:

•	the name of the stockholder and evidence of the person’s ownership of our stock, including the number of shares owned and the length of time of ownership;
•	the name of the candidate, the candidate’s written detailed resume and a listing of his or her qualifications to be a director of the Company; and
•	the written consent of the proposed candidate to be named as a nominee and to serve as a director if elected.

The stockholder recommendation and information described above must be sent to the Corporate Secretary at 701 Koehler Avenue, Suite 7, Ronkonkoma, New York 11779 and must be delivered to, or mailed and received by the Corporate Secretary not earlier than the one hundred fiftieth (150th) calendar day, and not later than the close of business on the one hundred twentieth (120th) calendar day, prior to the first anniversary of the immediately preceding year’s Annual Meeting of Stockholders.

The Nominating and Governance Committee believes that the minimum qualifications for serving as a director are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of Lakeland and have an impeccable record and reputation for honesty and ethical conduct in both his or her professional and personal activities. In addition, the Nominating and Governance Committee examines a candidate’s specific experiences and skills, relevant industry background and knowledge, time availability in light of other commitments, potential conflicts of interest, interpersonal skills and compatibility with the Board, and independence from management and the Company. The Nominating and Governance Committee also seeks to have the Board represent a diversity of backgrounds and experience. The Nominating and Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Nominating and Governance Committee believes that the backgrounds and qualifications of the directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

The Nominating and Governance Committee identifies potential nominees through independent research and through consultation with current directors and executive officers and other professional colleagues. The Nominating and Governance Committee looks for persons meeting the criteria above, and takes note of individuals who have had a change in circumstances that might make them available to serve on the Board, for example, retirement as a Chief Executive Officer or Chief Financial Officer of a company. The Nominating and Governance Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the Nominating and Governance Committee will also consider candidates recommended by stockholders.

Once a person has been identified by the Nominating and Governance Committee as a potential candidate, the committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating and Governance Committee determines that the candidate warrants further consideration by the committee, the Chairman or another member of the committee will contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating and Governance Committee requests a resume and other information from the candidate, reviews the person’s accomplishments and qualifications, including in light of any other candidates that the committee might be considering. The Nominating and Governance Committee may also conduct one or more interviews with the candidate, either in person, telephonically or both. In certain instances, Nominating and Governance Committee members may conduct a background check, may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Nominating and Governance Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the committee may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

12

Interested Party Communications

 The Board has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board by mail. To communicate with the Board, any individual director or any group or committee of directors, correspondence should be addressed to the Board or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent c/o Corporate Secretary, 701 Koehler Avenue, Suite 7, Ronkonkoma, New York 11779.

All communications received as set forth in the preceding paragraph will be opened by the office of our Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Corporate Secretary’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

Director Attendance at Annual Stockholder Meetings

We expect that each of our directors attend our Annual Stockholder Meetings, as provided in our Corporate Governance Guidelines. All of our directors were in attendance at the July 12, 2013 Annual Meeting of Stockholders.

Corporate Governance Guidelines and Practices

We are committed to good corporate governance practices and as such we have adopted formal Corporate Governance Guidelines. A copy of the Corporate Governance Guidelines may be found on our website at www.lakeland.com under the headings Financial Information – Corporate Governance and Board Matters. Below are some highlights of our corporate governance guidelines and practices:

o	Board Independence. We believe that the Board should be comprised of a majority of independent directors and that no more than two management executives may serve on the Board at the same time. Currently, the Board has seven directors, five of whom are independent directors under the applicable Nasdaq Marketplace Rules and two who are active members of management.
o	Board Committees. All of our Board committees consist entirely of independent directors as defined under the applicable Nasdaq Marketplace Rules.
o	Chairman, CEO and Position Separation; Leadership Structure. The Board separated the positions of Chairman of the Board and Chief Executive Officer in 2003, and elected Christopher J. Ryan as President and Chief Executive Officer. Raymond Smith retired as Chairman of the Board on February 25, 2011 and was succeeded by Stephen M. Bachelder. In October 27, 2012 Mr. Bachelder stepped down from Chairman of the Board to become the Company’s Chief Operating Officer. Mr. Duane Albro was elected to fill the position of Chairman of the Board on October 27, 2012. Separating these positions allows for the Chief Executive Officer to focus on day-to-day business operations of the Company, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to management. The Board recognizes the time, effort, and energy that our Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as Chairman, particularly as the Board’s oversight responsibilities continue to grow. While the Company bylaws and corporate governance guidelines do not require that the Chairman and Chief Executive Officer positions be separate, the Board believes that having separate positions is the appropriate leadership structure for the Company at this time and demonstrates its commitment to good corporate governance.
o	Executive Session of Independent Directors. The Board’s current practice is to hold an executive session of its independent directors at least once a year. In fiscal 2014, the independent members of our Board met in executive session four times.
o	Independent Advisors. The Board and each committee have the power to hire independent legal, financial or other advisors at any time as they deem necessary and appropriate to fulfill their Board and committee responsibilities.
o	Directors Are Subject to our Code of Conduct. Board members must act at all times in accordance with the requirements of our Code of Conduct. This obligation includes adherence to our policies with respect to conflicts of interest, ethical conduct in business dealings and respect for and compliance with applicable law. Any requested waiver of the requirements of the Code of Conduct with respect to any individual director or executive officer must be reported to, and subject to, the approval of the Board, or the Audit Committee.

13

o	Board Engagement. The Board has regularly scheduled presentations from our finance, products, sales and marketing departments.
o	No Corporate Loans. Our stock plans and practices prohibit us from making corporate loans to employees for the exercise of stock options or for any other purpose.

Risk Oversight

Management is responsible for the day-to-day management of risks for Lakeland, while our Board of Directors, as a whole and through its committees, is responsible for the oversight of risk management. The Board sets our overall risk management strategy and our risk appetite and ensures the implementation of our risk management framework. Specific committees of the Board are responsible for overseeing specific types of risk. Our Audit Committee periodically discusses risks as they relate to the Company’s financial statements, the evaluation of the effectiveness of internal control over financial reporting, compliance with legal and regulatory requirements including Sarbanes-Oxley Act, and related party transactions, among other responsibilities set forth in the Audit Committee’s charter. Our Audit Committee also periodically may review our tax exposures and our internal processes to ensure compliance with applicable laws and regulations. The Board of Directors monitors risks as they may be related to financing matters such as acquisitions and dispositions, our capital structure, credit facilities, equity issuances, and liquidity. Our Compensation Committee establishes our compensation policies and programs in such a manner that our executive officers are not incentivized to take on an inappropriate level of risk. Our Nominating and Governance Committee reviews any employee reports regarding suspected violations of our Code of Conduct. Each of our board committees delivers periodic reports to the Board, in order to keep the Board of Directors informed about what transpires at committee meetings. In addition, if a particular risk is material or where otherwise appropriate, the full Board may assume oversight over such risk, even if the risk was initially overseen by a committee.

Code of Ethics

The Board adopted our amended Code of Ethics on February 6, 2012 that applies to all officers, directors and employees. The Code of Ethics sets forth information and procedures for employees to report ethical or accounting concerns, misconduct or violations of the Code in a confidential manner. The Code of Ethics is available on our website at www.lakeland.com under the headings Financial Information – Corporate Governance and Board Matters. Amendments to, and waivers from, the Code of Ethics will be disclosed at the same website address provided above and in such filings as may be required pursuant to applicable law or listing standards. We intend to satisfy the disclosure requirement under Item 5.05(c) of Form 8-K regarding certain amendments to, or waivers from a provision of this code of ethics by posting such information on our website at www.lakeland.com under the headings Financial Information – Corporate Governance and Board Matters.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee during fiscal 2014 were Messrs. McAteer (Chairman), Kreft and Albro. None of these members is an officer or employee of Lakeland, and none of our executive officers serves as a member of a Compensation Committee of any entity that has one or more executive officers serving as a member of our Compensation Committee.

EXECUTIVE OFFICERS

Our Executive Officers are appointed by our Board and serve at its discretion. Set forth below is information regarding our current Executive Officers:

NAME	POSITION	AGE
Christopher J. Ryan	Chief Executive Officer, President and Secretary	62
Gary Pokrassa	Chief Financial Officer	66
Stephen M. Bachelder	Chief Operating Officer	62
Charles Roberson	Vice President, International Sales	51

Biographical information regarding our Executive Officers can be found in our Annual Report on Form 10-K for the fiscal year ended January 31, 2014.

14

EXECUTIVE OFFICER COMPENSATION

We currently qualify as a “smaller reporting company” as such term is defined in Rule 405 of the Securities Act of 1933, as amended, and Item 10(f) of Regulation S-K. Accordingly, and in accordance with relevant Securities and Exchange Commission rules and guidance, we have elected, with respect to the disclosures required by Item 402 (Executive Compensation) of Regulation S-K, to comply, in some cases, with the requirements applicable to larger companies and, in other cases, with the disclosure requirements applicable to smaller reporting companies. The following Executive Compensation Overview is not comparable to the “Compensation Discussion and Analysis” that is required of SEC reporting companies that are not smaller reporting companies.

executive compensation overview

Compensation Committee. The Compensation Committee of our Board of Directors (the “Committee”) assists the Board in discharging its responsibilities relating to compensation of the Company’s executive officers and supervision of the Company’s stock plans and 401(k) Plans. The Committee reports to the Board of Directors and is responsible for:

▪	Developing guidelines for, and reviewing the compensation and performance of, the Company’s executive officers;
▪	Evaluating the executive officers’ performance in light of these goals and objectives;
▪	Making recommendations to the Board of Directors regarding the management contracts of executive officers when they are proposed or renewed; and
▪	Approving the compensation of the Chief Executive Officer.

Compensation Philosophy and Objectives. The Company seeks to pay its executive officers total compensation that is competitive with other companies of comparable size and complexity. Generally, the types of compensation and benefits provided to the Chief Executive Officer and other executive officers are comparable to those provided to other executive officers of small cap, publicly-traded and similarly sized companies in the industry in which the Company operates.

The compensation policies of the Company are designed to:

▪	Increase stockholder value;
▪	Increase the overall performance of the Company;
▪	Attract, motivate and retain experienced and qualified executives; and
▪	Incentivize the executive officers to achieve the highest level of Company financial performance.

While the Company seeks to maintain competitive compensation arrangements for its executives, it also strongly believes that the competitiveness of the compensation packages should be based on the total compensation achievable by the executive officers and that a portion of that compensation should be linked to the performance of the Company. Accordingly, the executive compensation packages provided to the Chief Executive Officer and the other executive officers are structured to include, among other things and in addition to base salary and benefits, equity incentives. A reasonable portion of the compensation packages for executive officers is in the form of restricted stock grants, which are intended to provide incentives to executive officers to achieve long-term growth in the price of the Company’s common stock and additional annual cash bonus opportunities, which are intended to reward executive officers for meeting annual financial performance goals. Overall compensation levels are set such that, for executive officers to achieve a competitive compensation level, there must be both growth in the market price of the Company’s common stock and growth in the Company’s earnings and revenues. The determination that such goals have been met and merit pay-outs pursuant to the incentive portion of the overall compensation rests with the Committee.

The Committee believes that executive officer compensation should seek to align the interests of executives with those of the Company’s stockholders, by seeking to reward long-term growth (not short-term) in the value of the Company’s common stock and to reward the achievement of annual financial goals by the Company. The incentive components of compensation, restricted stock grants and annual cash bonuses for executive officers are linked to corporate financial performance as well as individual goals. This is intended to keep the executive team focused on the core goal of overall long-term corporate performance.

15

When setting or recommending compensation levels, the Committee considers the overall performance of the Company, the individual performance of each of the executive officers, and their individual contributions to and ability to influence the Company’s performance, and also seeks to encourage teamwork amongst the executives. The Committee believes that the level of total compensation, including base salary, bonus, restricted stock grants and benefits of executives should generally be maintained to compete with other public and private companies of comparable size and complexity. The Committee bases its determinations on a variety of factors, including the personal knowledge of market conditions that each member of the Committee has gained in his own experience managing businesses, salary surveys available to the Company, the knowledge of the Chief Executive Officer and other executives as to local market conditions, and information learned regarding the compensation levels at other small cap companies in the industrial apparel industry and other similarly sized businesses. The Committee periodically evaluates the types and levels of compensation paid by the Company to ensure that it is able to attract and retain qualified executive officers and that their compensation remains comparable to compensation paid to similarly situated executives in comparable companies.

The following describes in more specific terms the elements of compensation that implement the compensation philosophy and objectives described above, with specific reference to compensation earned by the named executive officers for the fiscal year ended January 31, 2014. “Named executive officers” refers to those executive officers named on the Summary Compensation Table that immediately follows this discussion.

Base Salaries. The base salary of each of our named executive officers is fixed pursuant to the terms of their respective employment agreements with us at the time a person initially becomes an executive officer by evaluating the responsibilities of the position, the experience and knowledge of the individual and the competitive marketplace at that time for executive talent, including a comparison to base salaries for comparable positions (considered in the context of the total compensation paid by such companies). Salaries are reviewed from time to time thereafter, generally in connection with the expiration of employment agreements or when other considerations warrant such review in the discretion of the Committee and Board of Directors, considering the foregoing factors as well as the executive’s performance and the other factors considered in setting total compensation described above.

When salary adjustments are considered, they are made in the context of the total compensation for executive officers, consistent with the core principles discussed above. In each case, the participants involved in recommending and approving salary adjustments consider the performance of each executive officer, including consideration of new responsibilities and the previous year’s corporate performance. Individual performance evaluations take into account such factors as achievement of specific goals that are driven by the Company’s strategic plan and attainment of specific individual objectives. The factors impacting base salary levels are not assigned specific weights but are considered as a totality, against the backdrop of the Company’s overall compensation philosophy, and salary adjustments are determined in the discretion of the Committee and the Board of Directors. The base salaries paid in fiscal 2014 were set in prior years, except for a voluntary 8% reduction in officer base salary as of July 2011 which was rescinded in January 2014 and the voluntary 30% cash reduction of the base salary of the CEO, CFO and COO payable in unvested restricted stock as of October 2013 which was rescinded in July 2013.

Bonuses. There were no bonuses either earned or paid to executive officers for fiscal 2014. The Company has historically made its annual bonuses eligible for executive officers based on corporate performance, as measured by reference to factors which the Committee believes reflect objective performance criteria over which management generally has the ability to exert some degree of control. For each of our named executive officers, all cash bonuses are at the discretion of the Committee, when formulas are set.

Restricted Stock Grants. A third component of executive officers’ compensation is grants of restricted shares of common stock issued pursuant to our 2012 Stock Incentive Plan approved by the Company’s stockholders in June 2012. The Committee or the full Board of Directors grants restricted stock to the Company’s executives in order to align their interests with the interests of the stockholders. Restricted stock grants are considered by the Company to be an effective long-term incentive because the executives’ gains are linked to increases in stock value, which in turn provides stockholder gains. Restricted stock was granted to executive officers in accordance with the terms of the 2012 Stock Incentive Plan. The restricted stock granted to executive officers “cliff” vest at the end of three years, which the Company believes makes the grants a more effective retention incentive, subject to the performance evaluation made by the Board of Directors in their sole discretion, at the end of the three-year performance period. Restricted stock grants made to the executive officers pursuant to the 2012 Stock Incentive Plan reflect the significant individual contributions the Committee expects the executive officers will make to the Company’s operations and implementation of the Company’s development and growth programs, and the amounts of such grants were determined based on the same considerations discussed above in the context of setting salaries and annual bonuses. The number of shares of restricted stock granted is not tied to a formula or comparable company target ranges, but rather determined at the end of the three-year performance period in the discretion of the Committee and the Board of Directors consistent with the compensation philosophy described above. At the end of the three-year performance period, the number of shares (baseline, maximum or zero) determined by the Board of Directors in its discretion will then vest.

16

Setting Executive Compensation. Base salaries and other compensation for the Chief Executive Officer and other executive officers are set by the Committee and reflect a number of elements including recommendations by our Chief Executive Officer, Christopher J. Ryan, as to the other executive officers based on evaluation of their performance and the other factors described above. The Committee works closely with Mr. Ryan in establishing compensation levels for the other executive officers. Mr. Ryan and the individual executive typically engage in discussions regarding the executive’s salary, and Mr. Ryan reports on such discussions and makes his own recommendations to the Committee. The Committee will separately discuss with Mr. Ryan any proposed adjustment to his own compensation. The Committee reports to the Board of Directors on all proposed changes in executive compensation, after it has formed a view on appropriate adjustments, and makes recommendations for consideration of the Board for the Chief Executive Officer and the other executive officers. The Committee considers such recommendations and, thereafter, sets the compensation level for Mr. Ryan, and for the other executive officers. Salary levels and other aspects of compensation for executive officers historically have been set forth in employment agreements having terms of two to five years.

The Committee is charged with the responsibility for approving the compensation package for the Chief Executive Officer. The Chief Executive Officer is not present during voting or deliberation on his performance or compensation.

The Board of Directors or the Committee can exercise the right to modify any recommended adjustments or awards to the executive officers.

Retirement Benefits. The Company does not provide any retirement benefits to its executive officers, other than matching from time to time a portion of employee contributions to the Company’s 401(k) plan. In August 2009, the Board of Directors determined to suspend the Company’s 401(k) match which continues in effect as of the date hereof.

Employment Agreements. The Company enters into employment agreements with certain of its executive officers because it generally believes that, in respect of key executive officers, there is a significant value in its competitive markets to setting out compensation and benefit expectations in writing, maintaining appropriate non-competition, non-solicitation of employees and confidentiality agreements with key executives, and agreeing in advance on post-termination payments and other obligations. These employment agreements are described in more detail under the caption “Employment Agreements” below.

Taxation and Accounting Matters. Section 162(m) of the Internal Revenue Code may impose a limit on the amount of compensation we may deduct in any one year with respect to certain specified employees. Section 162(m) of the Code denies a federal income tax deduction for certain compensation in excess of $1.0 million per year paid to the chief executive officer and the three other most highly-paid executive officers (other than the chief financial officer) of a publicly-traded corporation. Certain types of compensation, including compensation based on performance criteria that are approved in advance by stockholders, are excluded from the deduction limit. We believe that Section 162(m) of the Code will not limit our tax deductions for executive compensation for fiscal year 2014. The Compensation Committee’s policy is to qualify compensation paid to our executive officers for deductibility for federal income tax purposes to the extent feasible. However, to retain highly skilled executives and remain competitive with other employers, the Compensation Committee has the right to authorize compensation that would not otherwise be deductible under Section 162(m) or otherwise.

17

summary compensation table

The table below sets forth all salary, bonus and other compensation paid to our principal executive officer and each of the two highest paid executive officers other than the principal executive officer (our “Named Executive Officers”) for the fiscal years ended January 31, 2014 and 2013. As used in this Proxy Statement, FY refers to a fiscal year ended January 31, for example, FY14 refers to the fiscal year ended January 31, 2014.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards (1) (2) (3) ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All other Compensation ($)		Total ($)
Christopher J. Ryan	2014	331,139	—	60,876	(4)	—	—	34,000	(5)	426,015
Chief Executive Officer	2013	329,785	—	224,820		—	—	28,495	(6)	583,100

Gary Pokrassa	2014	193,960	—	34,252	(7)	—	—	10,929	(8)	239,141
Chief Financial Officer	2013	185,448	—	131,667		—	—	10,929	(8)	328,044

Stephen M. Bachelder	2014	228,970	—	59,046	(9)	—	—	25,251	(10)	313,267
Chief Operating Officer	2013	239,094	—	210,797		—	—	25,251	(10)	475,142

(1) Aggregate grant date fair value for grants made in FY14 and FY13.

(2) Shares and their values are reported under SEC rules in this chart reflect the total over the three-years of the 2012 Stock Incentive Plan at the stock price at date of grant (mostly $8), and at the maximum possible level for the plan. Actual total number of shares awarded may be less, and the awards are spread over the three-year vesting period of the plan, not just one, as implied by the chart. The Board of Directors has set the estimate performance at zero based on the performance since June 2012 when these stocks were granted, which would result in no stock awards unless performance improves.

(3) Consists of 30% cash compensation foregone and paid in restricted stock subject to two-year vesting: Mr. Ryan $50,954; Mr. Bachelder $36,942 and Mr. Pokrassa $28,662 granted in FY13 and Mr. Ryan $60,876, Mr. Bachelder $44,136 and Mr. Pokrassa $34,252 granted in FY14. Also includes award in FY14 to Mr. Bachelder under the matching program for $14,910. Also includes 3 year restricted stock awards at maximum: Mr. Ryan $173,880, Mr. Bachelder $173,880 and Mr. Pokrassa $103,040. All share award values based on share price on date of grant.

(4) Consists of 14,719 restricted shares subject to two-year vesting resulting from election to take 30% of cash compensation in stock.

(5) Includes $25,000 in life insurance premiums paid by the Company and a $9,000 per annum auto allowance.

(6) Includes $26,765 in life insurance premiums paid by the Company and use of a Company owned car and, beginning January 1, 2013, a $9,000 per annum auto allowance of which $1,730 is included.

(7) Consists of 8,282 restricted shares subject to two-year vesting resulting from election to take 30% of cash compensation in stock.

(8) Includes $1,929 in life and disability insurance premiums paid by the Company and a $9,000 per annum auto allowance.

(9) Consists of 13,671 restricted shares subject to two-year vesting resulting from election to take 30% of cash compensation in stock. Also includes 3,000 restricted shares awarded under the matching program subject to three-year vesting.

(10) Includes $25,251 in healthcare reimbursement as Mr. Bachelder does not participate in the Company medical plan.

narrative to summary compensation table

We are party to employment agreements with our named Executive Officers, a summary of the terms of which are set forth below.

Christopher J. Ryan serves as Chief Executive Officer, President and Secretary of the Company. He also serves as President and Chief Operating Officer or Director and Secretary/Assistant Secretary of all of the Company’s subsidiaries. Mr. Ryan is party to an employment agreement with the Company which commenced on April 16, 2010 and automatically renews for two years unless notice not to renew is provided by either party. The agreement currently expires on April 16, 2015. Pursuant to the agreement, Mr. Ryan was to be paid an annual base salary of $400,000 in FY14. As a result of a voluntary management reduction in his salary by 8% from July 2011 until January 2014, Mr. Ryan was paid a base salary rate of $368,000 in FY14 and in October 2012 until June 2013 volunteered to have a 30% cash reduction in salary and to receive this reduction in Restricted Stock, subject to two year vesting, resulting in a cash compensation reduction of $46,700, In January 2014, when the 8% reduction was rescinded, Mr. Ryan’s annual base salary was reverted to $400,000. Mr. Ryan was not granted any stock options and received grants of 14,719 shares of restricted stock in fiscal 2014 in exchange for taking a 30% reduction in cash compensation through June 2013, subject to two-year vesting, but was eligible to receive an incentive cash bonus payment based upon increases in earnings per share as set by the Compensation Committee, in its discretion, and participates in benefit plans and is entitled to the other benefits available to all other senior executives. These benefits include, without limitation, health insurance coverage, disability and life insurance, a mobile phone and the use of a company vehicle. Mr. Ryan had a contractual bonus for FY13 and FY14 based on $3,000 per each penny of EPS over a predetermined amount set by the Board at the beginning of each year, subject to certain limitations; however, Mr. Ryan did not earn a bonus for either FY14 or FY13. Mr. Ryan also participates in the 2012 Stock Incentive Plan pursuant to which he is also eligible to receive up to 27,000 shares of restricted stock at the maximum performance level. Pursuant to his employment agreement, Mr. Ryan is subject to non-compete and confidentiality restrictions during the term of his employment and for a period of one year thereafter. Potential payments to Mr. Ryan in connection with any termination or change of control are discussed below under “Potential Payments Upon Termination”.

18

Gary Pokrassa serves as the Chief Financial Officer of the Company. Pursuant to the terms of his employment agreement with the Company, Mr. Pokrassa’s term of employment is for a period of three years commencing on January 31, 2012 and will expire on January 31, 2015, unless earlier terminated pursuant to the terms of the agreement. Pursuant to this agreement, Mr. Pokrassa was to be paid an annual base salary of $225,000 in FY14. As a result of a voluntary management reduction in his salary by 8% from July 2011 until January 2014, Mr. Pokrassa was paid a base salary rate of $207,000 in FY14 and in October 2012 until June 2013 volunteered to have a 30% cash reduction in salary and to receive this reduction in Restricted Stock, subject to two year vesting, resulting in an cash compensation reduction in FY14 of $26,273. In January 2014, when the 8% reduction was rescinded, Mr. Pokrassa’s annual base salary was increased to $250,000. Mr. Pokrassa was not granted any stock options and received grants of 8,282 shares of restricted stock in fiscal 2014 in exchange for taking a 30% reduction in cash compensation through June 2013, subject to two-year vesting, and participates in benefit plans and is entitled to the other benefits available to all other senior executives and is eligible to be paid a discretionary stock bonus or cash bonus as determined by the Company’s Chief Executive Officer based on performance. Mr. Pokrassa is also entitled to receive up to a maximum of 16,000 shares of restricted stock at maximum performance which may be added to his compensation and to participate in other benefit plans available to all other senior executives. Mr. Pokrassa is also entitled to receive an annual bonus under an incentive compensation plan as finally determined by the Compensation Committee. The annual bonus awarded will be between 80% and 120% of Mr. Pokrassa’s target bonus amount of $85,000, subject to adjustment from time to time, and calculated based upon the Company’s actual earnings per share (“EPS”) as compared with an EPS target for such year established by the Compensation Committee with Mr. Pokrassa’s input. No bonus was earned for FY14. Mr. Pokrassa is entitled to receive health insurance coverage, disability and life insurance, a car allowance and participation in all other benefit plans offered by the Company to other senior executives. Pursuant to his employment agreement, Mr. Pokrassa is subject to non-compete, non-solicitation and confidentiality restrictions during the term of his employment and for a period of one year thereafter. Potential payments to Mr. Pokrassa in connection with termination or change of control are discussed below under “Potential Payments Upon Termination”.

Stephen M. Bachelder serves as Chief Operating Officer of the Company. Pursuant to the terms of his employment agreement with the Company, Mr. Bachelder’s term of employment is for a period of three years commencing on March 1, 2014 and will expire on March 1, 2017, unless earlier terminated pursuant to the terms of the agreement. Mr. Bachelder was to be paid an annual base salary of $290,000 in FY14. As a result of a voluntary management reduction in his salary by 8% from July 2011 until January 2014, Mr. Bachelder was paid a base salary rate of $266,800 in FY14 and in October 2012 until August 2013 volunteered to have a 30% cash reduction in salary and to receive this reduction in Restricted Stock, subject to two year vesting, resulting in a cash compensation reduction of in FY14 of $33,800. In January 2014, when the 8% reduction was rescinded, Mr. Bachelder’s annual base salary was set to $270,000 and in April 2014 was set to $290,000. Mr. Bachelder was not granted any stock options and received grants of 10,671 shares of restricted stock in fiscal 2014 in exchange for taking a 30% reduction in cash compensation through June 2013, subject to two-year vesting, and a grant of 3,000 shares under the matching award plan, subject to three-year vesting, and participates in benefit plans and is entitled to the other benefits available to all other senior executives and is eligible to be paid a discretionary stock bonus or cash bonus as determined by the Company’s Chief Executive Officer based on performance. Mr. Bachelder is also entitled to receive up to a maximum of 27,000 shares of restricted stock which may be added to his compensation and to participate in other benefit plans available to all other senior executives. Mr. Bachelder is also entitled to receive an annual bonus under an incentive compensation plan as finally determined by the Compensation Committee. The annual bonus awarded will be between 80% and 120% of Mr. Bachelder’s target bonus amount of $85,000, subject to adjustment from time to time, and calculated based upon the Company’s actual earnings per share (“EPS”) as compared with an EPS target for such year established by the Compensation Committee with Mr. Bachelder’s input. No bonus was earned for FY14. Mr. Bachelder is entitled to receive health insurance coverage, disability and life insurance and participation in all other benefit plans offered by the Company to other senior executives. Pursuant to his employment agreement, Mr. Bachelder is subject to non-compete and confidentiality restrictions during the term of his employment and for a period of 18 months and five years, respectively, thereafter. The potential payments to Mr. Bachelder in connection with any termination are discussed below under “Potential Payments Upon Termination”.

19

OUTSTANDING EQUITY AWARDS AT FISCAL 2014 YEAR-END

The following table sets forth information with respect to outstanding equity-based awards at January 31, 2014 for our Named Executive Officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Un- exercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)(1)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout of Unearned Shares, Units or Other Rights that have not Vested ($)(2)
Christopher J. Ryan, CEO	—	—	—	—	—	24,125	$158,259	27,000	177,120
Gary Pokrassa, CFO	—	—	—	—	—	13,573	89,038	16,000	104,960
Stephen M. Bachelder,	1,000	—	—	$13.10	6/18/14	23,491	154,103	27,000	177,120
COO	1,000			$8.00	6/17/15

(1)	Number of unvested shares granted and outstanding at January 31, 2014 pursuant to matching program and bonus in stock plan pursuant to the 2009 Equity Plan, the 2012 Stock Incentive Plan and the 30% reduction in cash compensation.
(2)	Shares and their values are reported under SEC rules in this chart reflect the total over the three-years of the 2012 Stock Incentive Plan at the stock price at January 31, 2014 of $6.56, and at the maximum possible level for the plan. Actual total number of shares awarded may be less, and the awards are spread over the three-year vesting period of the plan, not just one, as implied by the chart.

20

POTENTIAL PAYMENTS UPON TERMINATION

Christopher J. Ryan

Pursuant to the terms of his employment agreement, if Mr. Ryan is terminated by the Company without cause (as defined in the employment agreement) or he terminates his employment for “good reason” (as defined in the employment agreement), the Company is obligated to pay him, within 30 days after the date of termination, (a) his accrued and unpaid annual base salary through the date of termination, accrued benefits payable under compensation plans, programs or arrangements, and accrued vacation pay (collectively, the “Accrued Obligations”), (b) his pro rata share of the Current Target Bonus (as defined in the employment agreement), if any, payable during the year of his termination, and (c) his base salary and Current Target Bonus as though he had remained in the Company’s employ until the contract expiration date (April 16, 2015) or for a period beginning on the date of termination and ending two years thereafter, whichever is longer. The Company may elect to make the balance of such payments then remaining in a lump sum discounted to present value. In addition, Mr. Ryan would be entitled to a continuation of his medical and health benefits for a period of two years beginning on the date of termination.

In the event a Triggering Transaction” (defined as a “change of control,” as defined in the employment agreement) occurs during the term of his employment agreement and within four years after the Triggering Transaction, the Company terminates Mr. Ryan without cause or Mr. Ryan terminates his employment for good reason, or if one of the aforementioned terminations occurs within six months prior to the earlier of (i) a Triggering Transaction or (ii) Mr. Ryan’s execution of an agreement which results in a Triggering Transaction, then Mr. Ryan shall be entitled to, as of the date of termination or the date of the Triggering Transaction, as applicable, (i) the Accrued Obligations, (ii) his pro rata share of the Current Target Bonus, if any, payable during the year of his termination, and (iii) a severance amount equal to 3.99 times an amount equal to his then current annual base salary and Current Target Bonus. If any of these payments provided to Mr. Ryan would be subject to the excise tax imposed by Section 4999 of the Code, Mr. Ryan shall be entitled to a Gross-up Payment (as defined in the employment agreement). In addition, all stock options held by Mr. Ryan shall immediately vest and be exercisable.

In the event Mr. Ryan’s employment is terminated as a result of his death or disability (as defined in the employment agreement) or if Mr. Ryan terminates his employment other than for good reason, the employment agreement shall immediately terminate and Mr. Ryan or his representatives or beneficiaries shall be entitled to all Accrued Obligations and all other accrued amounts, if any, to which he is entitled as of the date of termination in connection with any benefits or under any incentive compensation plan or programs.

Gary Pokrassa

Pursuant to the terms of Mr. Pokrassa’s employment agreement, if Mr. Pokrassa’s employment is terminated “for cause” (as defined in the employment agreement), his employment agreement would terminate immediately and he would be paid his accrued and unpaid annual base salary through the date of termination, any annual bonus earned for the year prior to the year of termination but not yet paid and any other employee benefits generally paid by the Company through the date of termination (collectively, the “GP Accrued Obligations”). In the event Mr. Pokrassa terminates his employment for “good reason” (as defined in the employment agreement) or he is terminated by the Company without cause, Mr. Pokrassa is entitled to be paid (a) the GP Accrued Obligations, (b) an additional twelve months of his then current base salary payable in equal monthly installments, and (c) a pro rata portion of any annual bonus earned for the year of termination through the date of termination, as determined in good faith by the Compensation Committee. In the event Mr. Pokrassa is terminated without cause or if he terminates for good reason within 24 months after a change in control (as defined in the employment agreement), the Company is obligated to pay him (a) the GP Accrued Obligations, (b) a lump sum amount equal to 24 months of base salary as in effect at termination or during the year immediately prior to the change in control, whichever is greater, and (c) two times the Target Bonus Amount (as defined in the employment agreement) in effect at termination or the year immediately prior to the change in control, whichever is greater. In the event of Mr. Pokrassa’s death or disability (as defined in the employment agreement), Mr. Pokrassa or his beneficiary or estate is entitled to receive the Accrued Obligations and a pro-rata portion of his annual bonus, if any, for the year of termination through the date of termination. Mr. Pokrassa has the right to terminate his agreement at any time on 60 days written notice, in which event he will be entitled to the GP Accrued Obligations.

21

Stephen M. Bachelder

Pursuant to the terms of Mr. Bachelder’s employment agreement, if Mr. Bachelder’s employment is terminated “for cause” (as defined in the employment agreement), his employment agreement would terminate immediately and he would be paid his accrued and unpaid annual base salary through the date of termination, any annual bonus earned for the year prior to the year of termination but not yet paid and any other employee benefits generally paid by the Company through the date of termination (collectively, the “SB Accrued Obligations”). In the event Mr. Bachelder terminates his employment for “good reason” (as defined in the employment agreement) or he is terminated by the Company without cause, Mr. Bachelder is entitled to be paid (a) the SB Accrued Obligations, (b) an additional twelve months of his then current base salary payable in equal monthly installments, and (c) a pro rata portion of any annual bonus earned for the year of termination through the date of termination, as determined in good faith by the Compensation Committee. In the event Mr. Bachelder is terminated without cause or if he terminates for good reason within 24 months after a change in control (as defined in the employment agreement), the Company is obligated to pay him (a) the SB Accrued Obligations, (b) a lump sum amount equal to 24 months of base salary as in effect at termination or during the year immediately prior to the change in control, whichever is greater, and (c) two times the Target Bonus Amount (as defined in the employment agreement) in effect at termination or the year immediately prior to the change in control, whichever is greater. In the event of Mr. Bachelder’s death or disability (as defined in the employment agreement), Mr. Bachelder or his beneficiary or estate is entitled to receive the Accrued Obligations and a pro-rata portion of his annual bonus, if any, for the year of termination through the date of termination. Mr. Bachelder has the right to terminate his agreement at any time on 60 days written notice, in which event he will be entitled to the SB Accrued Obligations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s outstanding common stock as of April 21, 2014: (i) by each person who is known by the Company to beneficially own more than 5% of the Common Stock; (ii) by each of the named executive officers of the Company; (iii) by each director and nominee for director of the Company; and (iv) all directors and executive officers of the Company as a group.

The shares “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC and, accordingly, shares of our common stock underlying options and other convertible securities that are exercisable or convertible within 60 days of April 21, 2014 and shares of our common stock underlying restricted stock awards that vest within 60 days of April 21, 2014 are deemed to be beneficially owned by the person holding such securities and to be outstanding for purposes of determining such holder’s percentage ownership. Shares of common stock subject to options or other convertible securities that are not exercisable or convertible and restricted stock awards that do not vest within 60 days from April 21, 2014 are not included in the table below as “beneficially owned”. The same securities may be beneficially owned by more than one person.

Except as otherwise noted, the persons named in the table have sole voting and investment power with respect to their shares of Common Stock shown as beneficially owned by them and the address for each beneficial owner, unless otherwise noted, is c/o Lakeland Industries, Inc. 701 Koehler Avenue, Suite 7, Ronkonkoma, New York 11779.

22

Directors and Officers Name	# of Common Shares Beneficially Owned (1)		Percent of Class	Title
Christopher J. Ryan	467,602	(3)	8.95%	CEO, President, Secretary and Director
Stephen M. Bachelder	36,585	(2)(4)	*	COO, Director
Duane W. Albro	11,204	(6)	*	Chairman of the Board
John Kreft	16,344	(5)	*	Director
Thomas McAteer	13,673	(7)	*	Director
James M. Jenkins	5,000	(9)	*	Director
Douglas B. Benedict	5,000	(9)	*	Director
Gary Pokrassa	27,233	(2)	*	Chief Financial Officer
All officers and directors as a group (9 persons)	587,564	(2)(8)	10.94%

*	Less than 1%.
(1)	Table does not include the stock grants under the Company’s 2012 Stock Incentive Plan (performance vesting at end of 3 years, date of grant June 2012) at baseline or maximum.
(2)	Does not include 2,000 shares to be issued pursuant to the matching shares provision of the 2009 Incentive Plan as follows: Stephen Bachelder 2,000 shares.
(3)	Includes 14,641 shares owned by Mr. Ryan’s wife.
(4)	Includes 1,000 shares underlying options granted June 20, 2009 and June 18, 2008.
(5)	Includes 1,000 shares underlying options granted June 18, 2008 and 1,000 options granted June 15, 2011.
(6)	Includes 5,000 shares underlying options granted April 17, 2009.
(7)	Includes 5,000 shares underlying options granted February 25, 2011.
(8)	Includes 24,000 shares underlying options granted between June 18, 2008 and June 20, 2012. Also includes 4,923 shares beneficially owned by other executive officers.
(9)	Includes 5,000 shares underlying options awarded June 20, 2012.

Security Ownership of Certain Beneficial Owners	Amount and Nature of Beneficial Ownership		Percent of Shares of Common Stock Outstanding

Arenal Capital Partners LP
PO Box 692	566,015	(10)	9.60%
Flagtown, NJ 08821
Pacific Dunlop Investments (USA) Inc.
c/o Ansell Healthcare Products LLC	504,896	(11)	9.45%
200 Schulz Drive
Red Bank, NJ 07701
Dimensional Fund Advisors, LP
Palisades West 6300 Bee Cave Road, Bldg #1	412,495	(12)	7.70%
Austin, TX 78746
Ancora Advisors, LLC and
Richard A. Barone
One Chagrin Highlands	390,635	(13)	7.33%
2000 Auburn Drive, Suite 300
Cleveland, OH 44122

(10)	Based on the Schedule 13D filed with the Securities and Exchange Commission on July 8, 2013;
(11)	Based on the Schedule 13D/A filed with the Securities and Exchange Commission on October 16, 2012;
(12)	Based on the Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2014;
(13)	Based on the Schedule 13D filed with the Securities and Exchange Commission on May 1, 2013. According to said schedule 13D, Richard A. Barone, as Chairman of Ancora Advisors LLC, has the power to vote and dispose of the shares held by the clients of the investments funds advised by Ancora Advisors LLC.

23

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

It is the Company’s policy that any material transaction involving our directors, executive officers and any other person that is a “related person” within the meaning of SEC regulations is required to be reported to our Chief Executive Officer. In addition, all related party transactions are required to be reported to the Audit Committee, which, with the assistance of legal counsel and such other advisors as it deems appropriate, is responsible for reviewing, approving or ratifying any such related party transaction. The Audit Committee shall approve only those related party transactions that it believes are in, or not inconsistent with, the best interests of the Company. A written policy to this effect has been adopted by our Board of Directors.

In addition, the Audit Committee generally conducts an annual review of all such transactions. In addition, every quarter, a report maintained by the Company’s accounting staff is reviewed and approved by the Chief Executive Officer and Chief Financial Officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 (a) of the Securities Exchange Act of 1934 (the “Exchange Act”), requires the Company’s directors, officers and beneficial owners of more than 10% of the Common Stock (“Reporting Persons”) to file with the SEC initial reports of ownership of the Company’s equity securities and to file subsequent reports when there are changes in such ownership. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon our review of the copies of all Forms 3, 4 and 5 and amendments to these forms, we believe that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to our fiscal year ended January 31, 2014, except that Stephen M. Bachelder filed a Form 4 (six transactions) one day late.

STOCKHOLDER PROPOSALS – 2015 MEETING

Pursuant to the proxy rules promulgated under the Exchange Act, Lakeland stockholders are notified that the deadline for providing Lakeland with timely notice of any stockholder proposal intended to be included in the proxy materials for Lakeland’s Annual Meeting to be held in 2015 (the “2015 Annual Meeting”) will be January 8, 2015, 120 calendar days prior to the first anniversary of the date of the Company’s proxy statement for its 2014 annual meeting. Such proposal must be submitted in writing to Lakeland’s Corporate Secretary at the principal executive offices of Lakeland located at 701 Koehler Avenue, Suite 7, Ronkonkoma, New York 11779.

If you wish to submit a proposal outside of the process of Rule 14a-8 under the Exchange Act, in order for such proposal to be considered “timely” for the purposes of Rule 14a-4(c) under the Exchange Act, the proposal must be received at the above address not later than February 18, 2015, the 120th calendar day prior to the first anniversary of the immediately preceding year’s annual meeting of stockholders.

Pursuant to Lakeland’s amended and restated bylaws, in order for a stockholder to bring a proposal before, or make a nomination at, the 2015 Annual Meeting, such stockholder must deliver a written notice of such proposal and/or nomination to, or it must be mailed and received by, Lakeland’s Corporate Secretary at the principal executive offices of Lakeland located at 701 Koehler Avenue, Suite 7, Ronkonkoma, New York 11779, no earlier than the close of business on January 19, 2015, the 150th calendar day, prior to the first anniversary of the immediately preceding year’s annual meeting of stockholders, and not later than the close of business on February 18, 2015, the 120th calendar day prior to the first anniversary of the immediately preceding year’s annual meeting of stockholders. Stockholders are also advised to review Lakeland’s amended and restated bylaws, as they may be amended from time to time, for additional requirements and deadlines applicable to the submission of stockholder proposals, including, but not limited to, proposals relating to the nomination of one or more candidates for election to the Lakeland Board of Directors.

24

OTHER MATTERS

The Board of Directors knows of no matters other than those described above that have been submitted for consideration at this Annual Meeting. As to other matters, if any, that properly may come before the Annual Meeting, the Board of Directors intends that the proxy cards will be voted in respect thereof in accordance with the judgment of the person or persons named thereon.

QUESTIONS?

For information about your record holding, call Registrar and Transfer at (800) 368-5948. We also invite you to visit Lakelands’ Internet site at www.Lakeland.com, under the headings Financial Information–All SEC filings. Internet site materials are for your general information and are not part of this proxy solicitation. If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

If you have questions or need more information about the annual meeting write to be address below. Any written notice of revocation, or later dated proxy card, should be delivered to:

Lakeland Industries, Inc.

701 Koehler Avenue, Suite 7

Ronkonkoma, New York 11779

Attention: Christopher J. Ryan, Secretary

Lakeland makes available, free of charge on its website, all of its filings that are made electronically with the Securities and Exchange Commission (“SEC”), including Forms 10-K, 10-Q and 8-K. These filings are also available on the SEC’s website (www.sec.gov). To access these filings, go to our website (www.lakeland.com) and click on the heading Financial Information–All SEC filings. Copies of Lakeland’s Annual Report on Form 10-K for the fiscal year ended January 31, 2013, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to:

Christopher J. Ryan, Secretary

President, Chief Executive Officer and Secretary

Lakeland Industries, Inc.

701 Koehler Avenue, Suite 7

Ronkonkoma, New York 11779

By Order of the Board of Directors,

Christopher J. Ryan
Corporate Secretary

May 8, 2014

Ronkonkoma, New York

25

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
LAKELAND INDUSTRIES, INC. 701 KOEHLER AVE. SUITE 7 RONKONKOMA, NY 11779-7410 ROSANNE FABRICATORE
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59
P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

	For	Withhold	For All	To withhold authority to vote for
	All	All	Except	any individual nominee(s), mark
The Board of Directors recommends you vote FOR the following:				“For All Except” and write the number(s) of the nominee(s) on the line below.
	☐	☐	☐

1.	Election of Directors

 Nominees

01 Christopher J. Ryan                        02 A. John Kreft

The Board of Directors recommends you vote FOR the following proposal: For Against Abstain		For	Against	Abstain

2	Ratification of selection of Warren Averett as our independent registered public accounting firm for the fiscal year ending January 31, 2015.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000213420_1    R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com.

LAKELAND INDUSTRIES, INC. Annual

Meeting of Stockholders June 18,

2014 10:00 AM

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoints Christopher J. Ryan and A. John Kreft, or either of them, as attorneys-in-fact and proxies of the undersigned, with the power of substitution to vote all shares of common stock of Lakeland Industries, Inc. which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Lakeland Industries, Inc. scheduled to be held on Wednesday, June 18, 2014, at 10:00 a.m., local ti’me, at the Hilton Garden Inn, located at 3485 Veterans Memorial Highway, Ronkonkoma, NY 11779 and at any postponements or adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all matters that may properly come before the meeting or any postponements or adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000213420_2 R1.0.0.51160